Exhibit 13.1

12/12/24:

Hey RAD Nation,

Big news—RAD Intel has partnered with T-Mobile! As one of the largest and most innovative network operators in the U.S., T-Mobile is a powerhouse brand and we’re thrilled to have them on board.

T-Mobile faced a critical challenge: customer retention in a highly competitive market. As the industry up-and-comer, they needed to think differently than ‘the big guys’ – and that’s where RAD Intel stepped in.

Using our AI-driven audience insights, we uncovered what truly drives their consumer decisions—prioritizing nationwide service, free phone offers, and scaled plan pricing. These insights are now helping T-Mobile fine-tune their messaging to be laser-focused and highly effective in the markets their service is needed most.

And our momentum is only ramping up! Reminder about the exclusive opportunity for Accredited Investors - get in before our planned Reg A+ round. As an accredited investor, you’re getting access to an exclusive bonus share offering that beats our Reg A+ pricing—an opportunity we’re thrilled to share with you.

Details below:

Share Price: $0.55 (our planned Reg A share price).

Minimum Investment: $1,998.80.

Automatic Bonus: Receive 10% bonus shares on any investment, reducing your effective share price to $0.50.

Additional Bonuses:

Existing RAD Investors: 15%.

Investments of $10,000+: 10%.

Investments of $25,000+: 15%.

Investments of $50,000+: 20%.

This is the moment we’ve been striving for, and it’s only getting bigger from here. Ready to be part of this incredible ride? Let’s reinvent the marketing industry together with AI!

To RAD!

Jeremy Barnett, CEO, RAD Intel

INVEST NOW

The company is “testing the waters” under Regulation A+. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under Regulation A. it may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. If the company does go ahead with an offering, it will only be able to make sales after it has filed an Offering Statement with the Securities and Exchange Commission (SEC) and the SEC has “qualified” the Offering Statement. The information in that Offering Statement will be more complete than the information the company is providing now, and could differ in important ways. You must read the documents filed with the SEC before investing.

You can view the latest version of the Offering Statement here:

https://www.sec.gov/Archives/edgar/data/1810055/000149315224049607/0001493152-24-049607-index.htm

12/17/24:

Hey RAD Nation,

Sharing a time-sensitive reminder to our accredited investor community only.

RAD Intel’s Reg D investment round will be closing soon. As a reminder, you have early access to our Regulation A share price before SEC qualification.

As an accredited investor, you get a better share-price than what the greater public will be receiving soon. This is our way of thanking you for supporting RAD’s growth ahead of the public round—your support is instrumental in driving our scale and momentum as we head into 2025.

Here’s What You Need to Know:

Share Price: $0.55 per share (our planned Reg A share price)

Minimum Investment: $1,998.80

Automatic Bonus: All accredited investors automatically receive 10% bonus shares, effectively lowering your price per share to $0.50.

Additional Bonus Shares: Earn up to 35% more bonus shares based on the following criteria:

Existing RAD Investors: 15%

Volume-Based Investments:

$10,000+: 10%

$25,000+: 15%

$50,000+: 20%

This allocation is exclusively for our loyal accredited investors and will be fully allocated soon. Again, these terms allow you to access the same share price as our Reg A round, but with significantly enhanced bonus shares.

This opportunity is only available until SEC qualification, so act now to maximize your investment! Whether you’re a loyal RAD investor or joining us for the first time, these terms represent a unique chance to be part of the next phase of RAD’s journey.

Ready to Invest? Visit our early-access website here.

To RAD,

Jeremy Barnett, CEO, RAD Intel

INVEST NOW

The company is “testing the waters” under Regulation A+. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under Regulation A. it may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. If the company does go ahead with an offering, it will only be able to make sales after it has filed an Offering Statement with the Securities and Exchange Commission (SEC) and the SEC has “qualified” the Offering Statement. The information in that Offering Statement will be more complete than the information the company is providing now, and could differ in important ways. You must read the documents filed with the SEC before investing.

12/18/24:

Hey RAD Nation,

Big news—we’ve partnered with T-Mobile! As one of the largest and most innovative network operators in the U.S., T-Mobile is a powerhouse brand and we’re thrilled to have them on board.

T-Mobile faced a critical challenge: customer retention in a highly competitive market. As the industry up-n-comer, they needed to think differently than ‘the big guys’ – and that’s where RAD Intel stepped in.

Using our AI-driven audience insights, we uncovered what truly drives their consumer decisions—prioritizing nationwide service, free phone offers, and scaled plan pricing. These insights are now helping T-Mobile fine-tune their messaging to be laser-focused and highly effective in the markets their service is needed most.

For you, our investor community, this partnership is so much more than just another client success story—it’s a showcase of the kind of high-impact, strategic work RAD Intel delivers. We’re solving real-world challenges for global leaders and proving the value of AI-powered insights in driving measurable results.

This is what sets RAD Intel apart – working with industry giants to tackle big problems and deliver data-driven solutions that work. We’re just getting started, and the best is yet to come.

Our Reg A+ launch is just around the corner. If you’re ready to join our high-growth journey, secure your spot here today!

To RAD!

Jeremy Barnett, CEO, RAD Intel

RESERVE YOUR SHARES

The company is “testing the waters” under Regulation A+. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under Regulation A. it may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. If the company does go ahead with an offering, it will only be able to make sales after it has filed an Offering Statement with the Securities and Exchange Commission (SEC) and the SEC has “qualified” the Offering Statement. The information in that Offering Statement will be more complete than the information the company is providing now, and could differ in important ways. You must read the documents filed with the SEC before investing.

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RAD AI 1501 Lincoln Blvd. Unit #1133 Venice, CA 90291

12/19/24:

Hey RAD Nation,

We’re excited to share how our AI-driven technology is being used for powerhouse brands, Nissan and Aveeno, to elevate their market presence in a big way!

First, we’re proud of our strong work supporting the Nissan account. In 2024, we’ve helped them navigate the highly competitive EV market by uncovering unknown audience insights, optimizing content strategies and equipping them with data-driven marketing campaigns that will help drive their brand leadership well into 2025.

As a leader in trusted, dermatologist-recommended skincare, Aveeno sought to reach new audiences while staying true to their science-backed heritage. RAD Intel partnered with them to deliver innovative strategies that amplified their message and maximized the overall impact of the campaign. Aveeno is a great partner and it’s been fun to help them reclaim their market dominance.

We’ve been thrilled to help Nissan and Aveeno achieve remarkable results, demonstrating the power of our AI-driven tech in transforming marketing campaigns.

Now, a quick reminder about an exciting opportunity for accredited investors: You have the chance to get in ahead of the REG A+ round and access an exclusive bonus share offering that beats our standard terms for the upcoming public round.

This is an opportunity we’re thrilled to share exclusively with you and the details are as follows:

Share Price: $0.55 (our planned REG A share price).

Minimum Investment: $1,998.80.

Automatic Bonus: Receive 10% bonus shares on any investment, reducing your effective share price to $0.50.

Additional Bonuses:

Existing RAD Investors: 15%.

Investments of $10,000+: 10%.

Investments of $25,000+: 15%.

Investments of $50,000+: 20%.

This is an incredible moment for RAD Intel, and we’re excited to continue to make waves in the market. Whether it’s driving innovation for global brands or offering exclusive opportunities to our investors, we remain focused on delivering unmatched value.

Don’t miss your chance to be part of this journey—invest today and grow with us!

To RAD!

Jeremy Barnett, CEO, RAD Intel

INVEST NOW

The company is “testing the waters” under Regulation A+. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under Regulation A. it may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. If the company does go ahead with an offering, it will only be able to make sales after it has filed an Offering Statement with the Securities and Exchange Commission (SEC) and the SEC has “qualified” the Offering Statement. The information in that Offering Statement will be more complete than the information the company is providing now, and could differ in important ways. You must read the documents filed with the SEC before investing.

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RAD AI 1501 Lincoln Blvd. Unit #1133 Venice, CA 90291

12/24/24:

Hey RAD Nation,

As the year winds down, we just want to say a huge thank you to this amazing community. Your support, belief in our mission and trust in what we’re building have been everything to us.

Because of you, 2024 has been one for the books. From partnering with Fortune 1000 brands to hitting some exciting new financial milestones, none of it would have been possible without RAD’s incredible team and the shared vision you’ve helped bring to life.

This holiday season, as we celebrate with friends and family, we’re reminded of the power of collaboration and how far we can go together.

You’re not just part of our journey—you’re at the heart of it.

Here’s to a joyful holiday season and an even brighter year ahead!

Cheers to health, happiness and smashing new goals in 2025!

With gratitude,

Jeremy Barnett, CEO, RAD Intel

The company is “testing the waters” under Regulation A+. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under Regulation A. it may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. If the company does go ahead with an offering, it will only be able to make sales after it has filed an Offering Statement with the Securities and Exchange Commission (SEC) and the SEC has “qualified” the Offering Statement. The information in that Offering Statement will be more complete than the information the company is providing now, and could differ in important ways. You must read the documents filed with the SEC before investing.

No longer want to receive these emails? Unsubscribe.

RAD AI 1501 Lincoln Blvd. Unit #1133 Venice, CA 90291